UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 7.01    Regulation FD Disclosure.

I.    Price Matters Update

Based on the tax position of EOG, EOG's price sensitivity (exclusive of basis swaps) as of September 30, 2022, for each $1.00 per barrel increase or decrease in wellhead crude oil and condensate price, combined with the estimated change in NGL price, is approximately $115 million for net income and $148 million for pretax cash flows from operating activities, in each case for the full-year 2022.

Based on EOG's tax position and the portion of EOG's anticipated natural gas volumes for which prices have not (as of September 30, 2022) been determined under long-term marketing contracts, EOG's price sensitivity (exclusive of basis swaps) as of September 30, 2022, for each $0.10 per thousand cubic feet increase or decrease in wellhead natural gas price, is approximately $18 million for net income and $24 million for pretax cash flows from operating activities, in each case for the full-year 2022.

II.    Price Risk Management

With the objective of enhancing the certainty of future revenues and cash flows, from time to time EOG enters into financial price swap, option, swaption, collar and basis swap contracts. EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

For the third quarter of 2022, EOG anticipates a net loss of $18 million on the mark-to-market of its financial commodity derivative contracts. During the third quarter of 2022, the net cash paid for settlements of financial commodity derivative contracts was $847 million, of which $63 million was related to the early termination of certain contracts scheduled to settle after December 31, 2022.

Consistent with EOG's customary practice, in calculating Adjusted Net Income (Loss) (Non-GAAP) for the third quarter of 2022, EOG expects to (among other expected adjustments) add to reported Net Income (Loss) the anticipated net loss of $18 million on the mark-to-market of its financial commodity derivative contracts and subtract from reported Net Income (Loss) the $847 million of net cash paid for settlements of financial commodity derivative contracts, as presented in the summary below (in millions).

	Three Months Ended September 30, 2022 Before Tax

Reported Net Income (Loss) (GAAP)
Adjustments:	$	**
Losses on Mark-to-Market Financial Commodity Derivative Contracts		18
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts		(847)
Other Adjustments		**
Adjusted Net Income (Loss) (Non-GAAP)	$	**
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** To be reported as part of EOG's press release scheduled to be furnished on Form 8-K on November 3, 2022.

For the quarter ended September 30, 2022, NYMEX WTI crude oil averaged $91.64 per Bbl, and NYMEX natural gas at Henry Hub averaged $8.18 per MMBtu. EOG's actual realizations for crude oil and natural gas for the quarter ended September 30, 2022, differ from these NYMEX prices due to delivery location (basis), quality and appropriate revenue adjustments. EOG's actual realizations for NGLs are influenced by the components extracted, including ethane, propane, butane and natural gasoline, among others, and the respective market pricing for each component.

In connection with its financial commodity derivative contracts, EOG had $686 million of collateral posted at September 30, 2022, compared to $1,906 million of collateral posted at June 30, 2022. The amount of posted collateral will increase or decrease based on fluctuations in forward NYMEX WTI and Henry Hub prices. EOG expects this collateral to be applied to the settlement of financial commodity derivative contracts if market prices remain above contract prices.

III.    Financial Commodity Derivative Transactions

Presented below is a comprehensive summary of EOG's financial commodity derivative contracts as of September 30, 2022. For a summary of EOG's financial commodity derivative contracts as of July 29, 2022, see "Financial Commodity Derivative Transactions" in Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations of EOG's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 4, 2022.

Crude Oil Financial Price Swap Contracts
		Contracts Sold		Contracts Purchased
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)	Volume (MBbld)	Weighted Average Price ($/Bbl)

January - March 2022 (closed)	NYMEX WTI	140	$65.58	—	$—
April - June 2022 (closed)	NYMEX WTI	140	65.62	—	—
July - September 2022 (closed)	NYMEX WTI	140	65.59	—	—
October - December 2022 (closed) (1)	NYMEX WTI	53	66.11	—	—
October - December 2022	NYMEX WTI	87	65.41	87	88.85
January - March 2023 (closed) (1) (2)	NYMEX WTI	55	67.96	—	—
January - March 2023	NYMEX WTI	95	67.90	6	102.26
April - May 2023 (closed) (1)	NYMEX WTI	29	68.28	—	—
April - May 2023	NYMEX WTI	91	67.63	2	98.15
June 2023 (closed) (1)	NYMEX WTI	118	67.77	—	—
June 2023	NYMEX WTI	2	69.10	2	98.15
July - September 2023 (closed) (1)	NYMEX WTI	100	70.15	—	—
October - December 2023 (closed) (1)	NYMEX WTI	69	69.41	—	—
_________________
(1)    In the second quarter of 2022, EOG executed the early termination provision granting EOG the right to terminate certain of its October 2022 - December 2023 crude oil financial price swap contracts which were open at that time. EOG paid net cash of $593 million for the settlement of these contracts.
(2)    In the third quarter of 2022, EOG executed the early termination provision granting EOG the right to terminate certain of its January - March 2023 crude oil financial price swap contracts which were open at the time. EOG paid net cash of $63 million for the settlement of these contracts.

Crude Oil Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price Differential ($/Bbl)

January - October 2022 (closed)	NYMEX WTI Roll Differential (1)	125	$0.15
November - December 2022	NYMEX WTI Roll Differential (1)	125	0.15
_________________
(1)    This settlement index is used to fix the differential in pricing between the NYMEX calendar month average and the physical crude oil delivery month.

Natural Gas Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)

January - September 2022 (closed)	NYMEX Henry Hub	725	$3.57
October - December 2022 (closed) (1)	NYMEX Henry Hub	425	3.05
October 2022 (closed)	NYMEX Henry Hub	300	4.32
November - December 2022	NYMEX Henry Hub	300	4.32
January - December 2023 (closed) (1)	NYMEX Henry Hub	425	3.05
January - December 2023	NYMEX Henry Hub	300	3.36
January - December 2024	NYMEX Henry Hub	725	3.07
January - December 2025	NYMEX Henry Hub	725	3.07
_________________
(1)    In the second quarter of 2022, EOG executed the early termination provision granting EOG the right to terminate certain of its October 2022 - December 2023 natural gas financial price swap contracts which were open at that time. EOG paid net cash of $735 million for the settlement of these contracts.

Natural Gas Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price Differential ($/MMBtu)

January - September 2022 (closed)	NYMEX Henry Hub HSC Differential (1)	210	$0.01
October - December 2022	NYMEX Henry Hub HSC Differential (1)	210	0.01
January - December 2023	NYMEX Henry Hub HSC Differential (1)	135	0.01
January - December 2024	NYMEX Henry Hub HSC Differential (1)	10	0.00
January - December 2025	NYMEX Henry Hub HSC Differential (1)	10	0.00
_________________
(1)    This settlement index is used to fix the differential between pricing at the Houston Ship Channel and NYMEX Henry Hub prices.

IV.    Forward-Looking Statements

Information Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward‐looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward‐looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends are forward‐looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
•the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
•the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
•the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
•the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
•the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
•the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
•the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
•EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;

•the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
•competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
•the availability and cost of, and competition in the oil and gas exploration and production industry for, employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;
•the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
•weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
•the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
•EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
•the extent to which EOG is successful in its completion of planned asset dispositions;
•the extent and effect of any hedging activities engaged in by EOG;
•the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
•the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;
•geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
•the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
•acts of war and terrorism and responses to these acts; and
•the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Glossary:
$/Bbl	Dollars per barrel
$/MMBtu	Dollars per million British Thermal Units
Bbl	Barrel
EOG	EOG Resources, Inc.
HSC	Houston Ship Channel
MBbld	Thousand barrels per day
MMBtu	Million British Thermal Units
MMBtud	Million British Thermal Units per day
NGL	Natural Gas Liquids
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: October 11, 2022	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)